Exhibit 99.1

First National Corporation Announces Fourth Quarter and Full Year Results

STRASBURG, Va., January 23, 2019 --- First National Corporation (the “Company” or “First National”) (OTC: FXNC) reported net income of $2.3 million, or $0.47 per diluted share, for the fourth quarter of 2018. This was a $1.0 million, or 76%, increase when compared to net income for the fourth quarter of 2017, which totaled $1.3 million or $0.27 per diluted share. The increase in net income resulted primarily from a $560 thousand, or 8%, increase in net interest income and a $981 thousand decrease in income tax expense, which were partially offset by a $400 thousand increase in provision for loan losses.

For the year ended December 31, 2018, the Company achieved record net income of $10.1 million or $2.05 per share.  This was a $3.7 million, or 57%, increase compared to net income for the prior year, which totaled $6.4 million or $1.30 per share.  The increase in net income resulted from a $2.4 million, or 9%, increase in net interest income, an $865 thousand, or 10%, increase in noninterest income, and a $1.4 million decrease in income tax expense, which were partially offset by a $500 thousand increase in the provision for loan losses and a $477 thousand, or 2%, increase in noninterest expense.

2018 Key Accomplishments:

•	Record year of net income totaling $10.1 million

•	Return on average equity of 16.36%

•	Return on average assets of 1.34%

•	Efficiency ratio improved for third consecutive year to 63.05%

•	Net interest margin increased for third consecutive year to 3.93%

•	Pre-provision pre-tax earnings increased 27%

“Last year’s earnings were an all-time record for our Company,” said Scott Harvard, president and chief executive officer of First National. Harvard added, “We are extremely pleased with the Company’s performance for 2018 as pressure continued to build on funding costs while competitors engaged in aggressive lending structures at what we believe is late in the economic cycle. In the 2018 economic environment, we chose to forego overly ambitious growth in order to continue to manage interest margin and asset quality. We continue to focus on deepening relationships and growing non-interest and non-maturity deposits, while working hard to enhance the quality of life in the communities we serve.”

BALANCE SHEET

Total assets of First National increased $13.9 million to $753.0 million, compared to $739.1 million at December 31, 2017. The earning asset composition changed favorably as loans, net of the allowance for loan losses, increased $21.0 million, or 4%, while securities and interest-bearing deposits in banks decreased $7.5 million, or 4%, when comparing the periods.

Total deposits increased $5.6 million to $670.6 million, compared to $665.0 million at December 31, 2017. The deposit portfolio composition remained stable as noninterest-bearing deposits were unchanged at 27% of total deposits at December 31, 2018 and 2017.

Shareholders’ equity increased $8.5 million to $66.7 million at December 31, 2018, compared to $58.2 million one year ago, primarily from an increase in retained earnings. Tangible common equity totaled $66.2 million at the end of the year, an increase of 16% compared to $57.2 million at December 31, 2017. The Company’s wholly-owned banking subsidiary, First Bank, was considered well-capitalized based on regulatory requirements at the end of the year.

ANALYSIS OF THE THREE MONTH PERIOD

Net interest income increased $560 thousand, or 8%, to $7.2 million for the quarter ended December 31, 2018, compared to $6.6 million for the fourth quarter of 2017. The increase resulted from a higher net interest margin and higher average earning asset balances. Average earning asset balances increased 2%, and the net interest margin increased 19 basis points to 4.05% for the quarter ended December 31, 2018, compared to 3.86% for the same period in 2017. The increase in the net interest margin resulted from a 37 basis point increase in the yield on average earning assets, which was partially offset by an 18 basis point increase in interest expense as a percent of average earning assets.

The higher yield on average earning assets was primarily attributable to an increase in yields on loans, securities and interest-bearing deposits in banks. The increase in interest expense was primarily attributable to higher interest rates paid on deposits, as the cost of total interest-bearing deposits increased by 25 basis points, which compared favorably to increases of 100 basis points in the target federal funds rate during 2018.

Noninterest income decreased $77 thousand to $2.3 million, compared to $2.4 million for the same period of 2017. The decrease was primarily attributable to a $311 thousand decrease in bank owned life insurance. The decrease in bank owned life insurance revenue was a result of death benefits recorded in the fourth quarter of the prior year that totaled $305 thousand. The decrease in bank owned life insurance revenue was partially offset by a $36 thousand, or 5%, increase in service charges on deposits, a $46 thousand, or 8%, increase in ATM and check card revenue, and a $57 thousand, or 15%, increase in wealth management revenue.

Noninterest expense increased $60 thousand, or 1%, to $6.1 million for the fourth quarter, compared to the same period one year ago. Legal and professional fees increased $115 thousand, which resulted primarily from an increase in investment advisory costs of the wealth management department, and consulting and audit fees related to new requirements for internal controls over financial reporting. The increase in investment advisory expense correlated with the increase in wealth management revenue when comparing the periods. These increases were partially offset by decreases in expense categories, including amortization expense, salaries and employee benefits, ATM and check card expense, and telecommunications expense.

Income tax expense decreased $981 thousand to $542 thousand for the fourth quarter, compared to $1.5 million for the same period of 2017. The decrease was attributable to a $752 thousand charge to income tax expense in the fourth quarter of 2017 for the re-measurement of net deferred tax assets, which resulted from the new 21% federal corporate income tax rate established by the Tax Cuts and Jobs Act enacted in December 2017. Income tax expense also decreased when comparing the quarterly periods from the lower 21% federal corporate income tax rate that was effective for the fourth quarter of 2018, compared to the 34% income tax rate that was applicable for the fourth quarter of 2017.

ANALYSIS OF THE TWELVE MONTH PERIOD

For the year ended December 31, 2018, net interest income increased $2.4 million, or 9%, to $27.6 million, compared to $25.3 million for the same period in 2017. The increase resulted from a higher net interest margin and higher average earning asset balances. Average earning asset balances increased 4%, and the net interest margin increased 16 basis points to 3.93% for the year ended December 31, 2018, compared to 3.77% for the same period in 2017. The increase in the net interest margin resulted from a 31 basis point increase in the yield on total earning assets, which was partially offset by a 15 basis point increase in interest expense as a percent of average earning assets.

The higher yield on earning assets was primarily attributable to an increase in yields on loans, securities and interest-bearing deposits in banks. The increase in interest expense was primarily attributable to higher interest rates paid on deposits, as the cost of total interest-bearing deposits increased by 20 basis points, which compared favorably to increases of 100 basis points in the target federal funds rate during the year.

Noninterest income increased $865 thousand, or 10%, to $9.2 million, compared to $8.3 million for the same period of 2017. This was primarily a result of a $235 thousand, or 16%, increase in wealth management fees, a $210 thousand increase in other operating income, a $150 thousand, or 5%, increase in service charges on deposits, and a $120 thousand increase in bank owned life insurance. These increases were partially offset by an $86 thousand decrease in net gains on sale of loans.

Noninterest expense increased $477 thousand, or 2%, to $23.8 million. This was primarily a result of a $364 thousand, or 3%, increase in salaries and employee benefits, a $258 thousand, or 13%, increase in other operating expenses, and a $116 thousand, or 8%, increase in occupancy expense. These increases were partially offset by a $250 thousand decrease in net loss on disposal of premises and equipment, a $163 thousand decrease in amortization expense, and a $120 thousand decrease in telecommunications expense.

Income tax expense decreased $1.4 million to $2.3 million for the year, compared to $3.7 million for the same period of 2017. The decrease in income tax expense was a result of a lower federal corporate income tax rate of 21% for the year ended December 31, 2018, compared to 34% for the prior year. There was also a $752 thousand charge to income tax expense in the fourth quarter of 2017 related to the re-measurement of net deferred tax assets, which resulted from the new 21% federal corporate income tax rate established by the Tax Cuts and Jobs Act enacted in December 2017.

ASSET QUALITY/LOAN LOSS PROVISION

The provision for loan losses totaled $500 thousand for the fourth quarter of 2018, compared to $100 thousand for the fourth quarter 2017. Net charge-offs totaled $292 thousand for the fourth quarter of 2018 compared to $75 thousand for the same period of 2017. Nonperforming assets totaled $3.2 million, or 0.42% of total assets at year-end, compared to $1.3 million, or 0.17% of total assets, one year ago. The allowance for loan losses totaled $5.0 million, or 0.92% of total loans, and $5.3 million, or 1.02% of total loans, at December 31, 2018 and 2017, respectively.

The provision for loan losses totaled $600 thousand for the year ended December 31, 2018, compared to $100 thousand for the prior year. Net charge-offs totaled $917 thousand for 2018 compared to $95 thousand for 2017.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the Securities and Exchange Commission.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (OTC: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, one loan production office, a customer service center in a retirement community, and 15 bank branch office locations located throughout the Shenandoah Valley and central regions of Virginia. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

CONTACTS

Scott C. Harvard                                M. Shane Bell
President and CEO                                Executive Vice President and CFO
(540) 465-9121                                    (540) 465-9121
sharvard@fbvirginia.com                            sbell@fbvirginia.com

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Income Statement
Interest income
Interest and fees on loans	$7,106	$6,917	$6,546	$6,305	$6,365
Interest on deposits in banks	105	88	186	160	96
Interest on securities
Taxable interest	771	797	776	680	636
Tax-exempt interest	153	156	156	145	147
Dividends on restricted securities	24	23	22	22	21
Total interest income	$8,159	$7,981	$7,686	$7,312	$7,265
Interest expense
Interest on deposits	$798	$702	$665	$590	$489
Interest on subordinated debt	91	91	89	89	91
Interest on junior subordinated debt	105	105	101	86	80
Total interest expense	$994	$898	$855	$765	$660
Net interest income	$7,165	$7,083	$6,831	$6,547	$6,605
Provision for loan losses	500	—	—	100	100
Net interest income after provision for loan losses	$6,665	$7,083	$6,831	$6,447	$6,505
Noninterest income
Service charges on deposit accounts	$814	$818	$784	$762	$778
ATM and check card fees	642	540	555	519	596
Wealth management fees	443	423	409	407	386
Fees for other customer services	154	143	151	153	162
Income from bank owned life insurance	97	107	77	559	408
Net gains (losses) on sales of securities	(1)	—	—	—	(114)
Net gains on sale of loans	23	39	15	9	51
Other operating income	107	108	76	224	89
Total noninterest income	$2,279	$2,178	$2,067	$2,633	$2,356
Noninterest expense
Salaries and employee benefits	$3,306	$3,371	$3,227	$3,383	$3,338
Occupancy	424	387	387	400	388
Equipment	410	396	420	423	428
Marketing	155	123	161	109	166
Supplies	91	75	88	80	88
Legal and professional fees	343	229	223	191	228
ATM and check card expense	178	217	211	203	209
FDIC assessment	68	78	66	82	76
Bank franchise tax	117	118	118	115	111
Telecommunications expense	79	83	98	36	103
Data processing expense	173	168	170	162	165
Postage expense	51	42	42	61	14
Amortization expense	99	108	120	131	141
Other real estate owned expense (income), net	—	2	1	(23)	(192)
Net loss on disposal of premises and equipment	—	2	—	—	252
Other operating expense	587	551	532	513	506
Total noninterest expense	$6,081	$5,950	$5,864	$5,866	$6,021
Income before income taxes	$2,863	$3,311	$3,034	$3,214	$2,840
Income tax expense	542	635	583	527	1,523
Net income	$2,321	$2,676	$2,451	$2,687	$1,317

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Common Share and Per Common Share Data
Net income, basic	$0.47	$0.54	$0.49	$0.54	$0.27
Weighted average shares, basic	4,957,055	4,955,162	4,952,712	4,949,112	4,945,175
Net income, diluted	$0.47	$0.54	$0.49	$0.54	$0.27
Weighted average shares, diluted	4,960,597	4,958,162	4,954,265	4,952,373	4,948,981
Shares outstanding at period end	4,957,694	4,956,925	4,953,356	4,952,575	4,945,702
Tangible book value at period end	$13.35	$12.72	$12.31	$11.89	$11.57
Cash dividends	$0.05	$0.05	$0.05	$0.05	$0.035

Key Performance Ratios
Return on average assets	1.22%	1.41%	1.29%	1.45%	0.71%
Return on average equity	14.15%	16.89%	16.23%	18.47%	9.01%
Net interest margin	4.05%	4.02%	3.86%	3.79%	3.86%
Efficiency ratio (1)	62.99%	62.68%	64.17%	62.39%	63.48%

Average Balances
Average assets	$753,112	$750,619	$762,626	$751,164	$736,745
Average earning assets	706,323	703,894	715,163	704,947	689,338
Average shareholders’ equity	65,077	62,882	60,592	58,979	57,973

Asset Quality
Loan charge-offs	$374	$295	$294	$206	$223
Loan recoveries	82	57	61	52	148
Net charge-offs	292	238	233	154	75
Non-accrual loans	3,172	2,738	2,330	682	937
Other real estate owned, net	—	—	68	—	326
Nonperforming assets	3,172	2,738	2,398	682	1,263
Loans 30 to 89 days past due, accruing	1,446	2,707	3,408	2,602	4,223
Loans over 90 days past due, accruing	235	261	549	773	183
Troubled debt restructurings, accruing	264	269	273	278	282
Special mention loans	2,078	2,718	3,988	5,365	5,225
Substandard loans, accruing	3,522	1,216	3,798	9,003	8,863

Capital Ratios (2)
Total capital	$74,697	$72,807	$71,026	$69,435	$67,624
Tier 1 capital	69,688	68,006	65,987	64,163	62,298
Common equity tier 1 capital	69,688	68,006	65,987	64,163	62,298
Total capital to risk-weighted assets	13.62%	13.25%	13.47%	13.52%	13.12%
Tier 1 capital to risk-weighted assets	12.71%	12.38%	12.52%	12.50%	12.09%
Common equity tier 1 capital to risk-weighted assets	12.71%	12.38%	12.52%	12.50%	12.09%
Leverage ratio	9.26%	9.07%	8.66%	8.55%	8.46%

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Balance Sheet
Cash and due from banks	$13,378	$11,370	$13,501	$11,185	$11,358
Interest-bearing deposits in banks	15,240	10,068	27,762	58,092	28,628
Securities available for sale, at fair value	99,857	102,748	106,707	93,699	89,255
Securities held to maturity, at carrying value	43,408	44,239	45,701	46,791	48,208
Restricted securities, at cost	1,688	1,590	1,590	1,590	1,570
Loans held for sale	419	516	1,195	68	438
Loans, net of allowance for loan losses	537,847	535,020	525,894	515,664	516,875
Other real estate owned, net of valuation allowance	—	—	68	—	326
Premises and equipment, net	20,066	19,557	19,633	19,833	19,891
Accrued interest receivable	2,113	2,138	2,073	1,869	1,916
Bank owned life insurance	13,991	13,894	13,787	13,711	13,967
Core deposit intangibles, net	472	571	679	799	930
Other assets	4,490	4,743	4,774	4,553	5,748
Total assets	$752,969	$746,454	$763,364	$767,854	$739,110

Noninterest-bearing demand deposits	$181,964	$186,293	$196,839	$189,460	$180,912
Savings and interest-bearing demand deposits	369,383	360,988	367,399	378,330	361,417
Time deposits	119,219	119,823	122,291	125,035	122,651
Total deposits	$670,566	$667,104	$686,529	$692,825	$664,980
Subordinated debt	4,965	4,961	4,956	4,952	4,948
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	1,485	1,459	952	1,105	1,749
Total liabilities	$686,295	$682,803	$701,716	$708,161	$680,956

Preferred stock	$—	$—	$—	$—	$—
Common stock	6,197	6,196	6,192	6,191	6,182
Surplus	7,471	7,438	7,346	7,312	7,260
Retained earnings	54,814	52,741	50,313	48,109	45,670
Accumulated other comprehensive loss, net	(1,808)	(2,724)	(2,203)	(1,919)	(958)
Total shareholders’ equity	$66,674	$63,651	$61,648	$59,693	$58,154
Total liabilities and shareholders’ equity	$752,969	$746,454	$763,364	$767,854	$739,110

Loan Data
Mortgage loans on real estate:
Construction and land development	$45,867	$42,982	$37,350	$33,941	$35,927
Secured by farm land	880	942	975	848	646
Secured by 1-4 family residential	215,945	211,938	211,101	208,338	208,177
Other real estate loans	218,673	223,961	223,387	221,504	221,610
Loans to farmers (except those secured by real estate)	1,035	937	476	403	822
Commercial and industrial loans (except those secured by real estate)	43,570	41,924	40,467	38,850	37,941
Consumer installment loans	12,061	12,301	12,315	12,140	12,101
Deposit overdrafts	275	249	231	222	232
All other loans	4,550	4,587	4,631	4,690	4,745
Total loans	$542,856	$539,821	$530,933	$520,936	$522,201
Allowance for loan losses	(5,009)	(4,801)	(5,039)	(5,272)	(5,326)
Loans, net	$537,847	$535,020	$525,894	$515,664	$516,875

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$7,106	$6,917	$6,546	$6,305	$6,365
Interest income – investments and other	1,053	1,064	1,140	1,007	900
Interest expense – deposits	(798)	(702)	(665)	(590)	(489)
Interest expense – subordinated debt	(91)	(91)	(89)	(89)	(91)
Interest expense – junior subordinated debt	(105)	(105)	(101)	(86)	(80)
Total net interest income	$7,165	$7,083	$6,831	$6,547	$6,605
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$11	$12	$11	$10	$17
Tax benefit realized on non-taxable interest income – municipal securities	42	41	41	39	76
Total tax benefit realized on non-taxable interest income	$53	$53	$52	$49	$93
Total tax-equivalent net interest income	$7,218	$7,136	$6,883	$6,596	$6,698

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Year Ended
	December 31, 2018	December 31, 2017
Income Statement
Interest income
Interest and fees on loans	$26,874	$24,082
Interest on deposits in banks	539	335
Interest on securities
Taxable interest	3,024	2,569
Tax-exempt interest	610	583
Dividends on restricted securities	91	83
Total interest income	$31,138	$27,652
Interest expense
Interest on deposits	$2,755	$1,723
Interest on subordinated debt	360	360
Interest on junior subordinated debt	397	303
Total interest expense	$3,512	$2,386
Net interest income	$27,626	$25,266
Provision for loan losses	600	100
Net interest income after provision for loan losses	$27,026	$25,166
Noninterest income
Service charges on deposit accounts	$3,178	$3,028
ATM and check card fees	2,256	2,140
Wealth management fees	1,682	1,447
Fees for other customer services	601	570
Income from bank owned life insurance	840	720
Net gains (losses) on sales of securities	(1)	(90)
Net gains on sale of loans	86	172
Other operating income	515	305
Total noninterest income	$9,157	$8,292
Noninterest expense
Salaries and employee benefits	$13,287	$12,923
Occupancy	1,598	1,482
Equipment	1,649	1,636
Marketing	548	576
Supplies	334	365
Legal and professional fees	986	886
ATM and check card expense	809	805
FDIC assessment	294	316
Bank franchise tax	468	436
Telecommunications expense	296	416
Data processing expense	673	620
Postage expense	196	211
Amortization expense	458	621
Other real estate owned expense (income), net	(20)	(186)
Net loss on disposal of premises and equipment	2	252
Other operating expense	2,183	1,925
Total noninterest expense	$23,761	$23,284
Income before income taxes	$12,422	$10,174
Income tax expense	2,287	3,726
Net income	$10,135	$6,448

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Year Ended
	December 31, 2018	December 31, 2017
Common Share and Per Common Share Data
Net income, basic	$2.05	$1.30
Weighted average shares, basic	4,953,537	4,941,233
Net income, diluted	$2.04	$1.30
Weighted average shares, diluted	4,956,375	4,943,898
Shares outstanding at period end	4,957,694	4,945,702
Tangible book value at period end	$13.35	$11.57
Cash dividends	$0.20	$0.14

Key Performance Ratios
Return on average assets	1.34%	0.89%
Return on average equity	16.36%	11.57%
Net interest margin	3.93%	3.77%
Efficiency ratio (1)	63.05%	66.42%

Average Balances
Average assets	$754,457	$727,932
Average earning assets	707,575	680,178
Average shareholders’ equity	61,933	55,742

Asset Quality
Loan charge-offs	$1,169	$733
Loan recoveries	252	638
Net charge-offs	917	95

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$26,874	$24,082
Interest income – investments and other	4,264	3,570
Interest expense – deposits	(2,755)	(1,723)
Interest expense – subordinated debt	(360)	(360)
Interest expense – junior subordinated debt	(397)	(303)
Total net interest income	$27,626	$25,266
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$44	$72
Tax benefit realized on non-taxable interest income – municipal securities	163	300
Total tax benefit realized on non-taxable interest income	$207	$372
Total tax-equivalent net interest income	$27,833	$25,638

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense, amortization of intangibles, and gains and losses on disposal of premises and equipment by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains and losses on sales of securities. Tax-equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 21% for 2018 and 34% for 2017. See the tables above for tax-equivalent net interest income and reconciliations of net interest income to tax-equivalent net interest income. The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such. Management believes, however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

(2) All capital ratios reported are for First Bank.